                                                                 EXHIBIT 3(i)(a)

                            CERTIFICATE OF AMENDMENT
                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                THE BIBB COMPANY


     The Bibb Company (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1.   The name of the Corporation is THE BIBB COMPANY.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 4 thereof in its entirety and by substituting in lieu of said Article the following new Article 4:

     "4.  Authorized Capital.  The aggregate number of shares of   stock which
          ------------------
the Corporation shall have authority to issue is   30,000,000 shares, divided
into two (2) classes consisting   of 5,000,000 shares of Preferred Stock, par
value $.01 per   share ("Preferred Stock"), and 25,000,000 shares of Common
Stock, par value $.01 per share ("Common Stock").

          The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

          A.   PREFERRED STOCK
               ---------------

               1. Issue in Series.  Preferred Stock may be issued from time to
                  ---------------
     time in one or more series, each such series to have the terms stated herein and in the resolution of the Board of Directors of the Corporation providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

               2. Creation of Series.  The Board of Directors will have
                  ------------------
     authority by resolution to cause to be created one or more series of Preferred Stock, and to determine and fix with respect to each series prior to the issuance of any shares of the series to which such resolution relates:

               (a) the distinctive designation of the series and the number of shares which will constitute the series, and whether or not such number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

               (b) the dividend rate and the times of payment of dividends, if any, on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

               (c) whether or not the shares of the series are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

               (d) whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

               (e) whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               (f) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (g) whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

               (h) whether or not the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

               (i) any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

          B.   COMMON STOCK
               ------------

               1. Dividends.  Holders of Common Stock will be entitled to
                  ---------
     receive such dividends as may be declared by the Board of Directors.

               2. Voting Rights.  The holders of Common Stock shall have the
                  -------------
     general right to vote for all purposes, including the election of Directors, as provided by law. Subject to the terms of the Preferred Stock Designation, each holder of Common Stock shall be entitled to one vote for each share thereof held.

               The Corporation will not issue any non-voting equity securities; provided, however, that this provision, included in this Amended and
     --------  -------
     Restated Certificate of Incorporation in compliance with section 1123(a)(6) of title 11 of the United States Code, as amended (the "Bankruptcy Code"), will have no force and effect beyond that required by section 1123(a)(6) of the Bankruptcy Code and will be effective only for so long as section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation."

     3. The Certificate of Incorporation of the Corporation is hereby amended by adding the following paragraph as a new Article 10 and renumbering the existing Article 10 as Article 11:

          "10.  Indemnification.  Each person who is or was or has agreed to
                ---------------
     become a Director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), will be indemnified by the Corporation to the fullest extent permitted by the Delaware General Corporation Law or any other applicable law as currently or hereafter in effect and will be entitled to advancement of expenses in connection therewith. The right of indemnification and of advancement of expenses provided in this Article 10 (i) will not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of the Whole Board (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts), and (ii) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article 10. Without limiting the generality or the effect of the foregoing, the Corporation may adopt By-laws, or enter into one or more agreements with any person, which provides for indemnification and/or advancement of expenses greater or different than that provided in this Article 10 or the Delaware General Corporation Law. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article 10 will not adversely affect any right or protection existing hereunder, or arising out of facts occurring, prior to such amendment, repeal, or adoption and no such amendment, repeal, or adoption, will affect the legality, validity, or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal, or adoption."

     4. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of the 10th day of October, 1997.



                                     /s/ Charles R. Tutterow
                                    ------------------------------------
                                    Name:  Charles R. Tutterow
                                    Title: Vice President